UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

February 27, 2007

____________________________

Frezer, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-51336 (Commission File Number)		20-2777600 (IRS Employer Identification No.)
936A Beachland Boulevard, Suite 13 Vero Beach, FL 32963 (Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into Material Agreement

Effective February 27, 2007, Frezer, Inc., a Nevada corporation (the “Company”) entered into an management agreement (“Management Agreement”) with Vero Management, L.L.C., a Delaware limited liability company (“Vero”) under which Vero has agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company’s financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company’s shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services (“Services”). In exchange for the provision of the Services, the Company will pay Vero $2,000 per month.

Kevin R. Keating owns and controls Vero and is also the sole director, CEO, CFO, President, Treasurer and Secretary of the Company. The terms of Management Agreement were determined based on terms which the Company believes would be available to it from third parties on an arms’ length basis.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity Partners IV, LLC (“KI Equity”), the controlling stockholder of the Company. Timothy J. Keating is the manager of KI Equity.

A copy of the Management Agreement is included as Exhibit 10.1 to this Current Report and is hereby incorporated by this reference. All references to the Management Agreement are qualified, in their entirety, by the text of such exhibit.

Item 3.02 Unregistered Sales of Equity Securities

On February 27, 2007, the Company issued 1,700,000 shares of its common stock (“Common Stock”) to Kevin R. Keating, the sole officer and director of the Company, for services rendered to the Company valued at $17,000, or $0.01 per share.

On February 27, 2007, the Company also issued 1,700,000 shares of its Common Stock to Garisch Financial, Inc. (“GFI”) for consulting services rendered to the Company valued at $17,000, or $0.01 per share.

The above shares of Common Stock were issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). As such, the shares of Common Stock issued to Kevin R. Keating and GFI will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The Company has granted demand and piggyback registration rights to Kevin R. Keating and GFI with respect to the above shares.

Immediately following the above stock issuances, the Company had 82,834,064 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Management Agreement by and between Frezer, Inc. and Vero Management, L.L.C. dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Frezer, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREZER, INC.

Date: March 1, 2007	By:	/s/ Kevin R. Keating
Kevin R. Keating, President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Agreement by and between Frezer, Inc. and Vero Management, L.L.C. dated February 27, 2007